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EXHIBIT 23.1

Consent of Independent Accountants

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated October 1, 2000 and September 28, 1999 relating to the financial statements and financial statement schedules, which appear in the WD-40 Company's Annual Report on Form 10-K for the years ended August 31, 2000 and August 31, 1999.

/s/ PricewaterhouseCoopers LLP

San Diego, California
June 29, 2001

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  EXHIBIT 23.1
Consent of Independent Accountants